Exhibit 99.1

		corporate investor relations
CONTACT:	Michal D. Cann — President & CEO	1809 — 7th Avenue , Suite 1414
	Rick A. Shields — SVP & Chief Financial Officer	Seattle, WA 98101
	360.679.3121	206.762.0993
		www.stockvalues.com
NEWS RELEASE
WASHINGTON BANKING COMPANY REPORTS EARNINGS UP 15% YTD;
LOAN GROWTH AND CREDIT QUALITY REMAIN STRONG
OAK HARBOR, WA – July 25, 2006 – Washington Banking Company (Nasdaq: WBCO) today reported good net income growth for the second quarter and first half of 2006. The holding company for Whidbey Island Bank recorded strong loan growth and improved credit quality from already solid levels. For the quarter ended June 30, 2006, net income increased 6% to $2.5 million, or $0.33 per diluted share, compared to $2.3 million, or $0.31 per diluted share in the second quarter a year ago. For the six-month period, net income grew 15% to $5.0 million, or $0.67 per diluted share, from $4.4 million, or $0.58 per diluted share in the first half of 2005.
“Northwestern Washington State is one of the most demographically desirable markets in the country, with continued population growth fueling a strong economy,” stated Michal Cann, President and CEO. “Loan demand for consumer and commercial projects remains healthy.”
FINANCIAL HIGHLIGHTS
Second quarter 2006 highlights, compared to the same period last year, include:
•	Net income increased 6% to $2.5 million.

•	Total loans were up 12% to $686.1 million.

•	Total deposits grew 9% to $679.9 million.

•	Nonperforming assets to total assets improved to 0.14% from 0.49%.

•	Return on average equity was 16.44%, return on average assets was 1.34%.

•	The efficiency ratio improved to 58.25%.
At June 30, 2006, total loans had increased 12% to $686.1 million, compared to $610.7 million a year earlier. “The strongest loan demand continues to be for real estate and construction loans, and that represents the bulk of the year-over-year growth in our portfolio,” Cann said. “Borrowers recognize our expertise in the market and appreciate our commitment to customer service. While we are confident that we’ll have ample opportunities to continue to grow our portfolio without sacrificing credit quality, we don’t expect to continue at the pace we saw in the second quarter.”
“The loan portfolio continues to perform well, with nonperforming loans and nonperforming assets both declining,” stated Rick Shields, Senior Vice President and Chief Financial Officer. At end of June 2006, nonperforming loans (NPLs) declined to $1.1 million, or 0.16% of total loans, compared to $1.6 million, or 0.25% of total loans at the end of the preceding quarter and $2.6 million, or 0.42% of total loans at the end of the second quarter last year. The bank had no other real estate owned on its books at the end of June or March 2006, down from $870,000 at the halfway point last year. As a result, nonperforming assets were 0.14% of total assets at June 30, 2006, compared to 0.22% three months earlier and 0.49% of total assets at the end of June 2005.
“Net loan charge-offs increased in the June quarter when compared to the previous quarter, but primarily as a result of the exceptionally high level of recoveries in the first quarter of this year,” Shields said. “The loan loss provision, however, has kept pace with the growth in the loan portfolio and our coverage ratio remains at 1.40% of total loans.” The loan loss provision was $800,000 in the second quarter of 2006 and $1.3 million year-to-date, compared to $525,000 and $950,000, respectively, last year. The reserve for loan losses has grown to $9.6 million as of June 30, 2006.
“The continued rise in interest rates has helped our loan yields,” Cann said. “However, the rate environment coupled with an extremely competitive market has also driven up our funding costs.” On a fully tax-equivalent basis, the net interest margin was 5.37% in the second quarter, down from 5.59% in the March quarter, but up slightly from 5.32% a year ago.
“Unusually high first quarter interest recoveries essentially inflated our net interest margin by roughly eight basis points, so the sequential-quarter erosion is not as large as it first appears,” Shields said. “In fact, our margin has actually improved on a year-over-year basis to 5.47%, compared to 5.27% in the first half of last year. Looking toward year-end, I expect some additional erosion in our net interest margin, but not as dramatic as seen in the most recent quarter.”
“Growing our low-cost deposit base is a priority, but it is challenging in the current environment,” Cann said. At the end of June 2006, total deposits were $679.9 million, up 9% from $623.0 million at the end of the second quarter 2005. Low-cost deposits grew by $8.9 million over the past year to $403.1 million, while time deposits increased by $48.0 million in the same time period to $276.8 million at June 30, 2006.
(more)

WBCO — Record Profits in 2Q06
July 25, 2006

Net interest income was $9.2 million in the quarter ended June 30, 2006, up 11% from $8.3 million in the second quarter last year. For the six-month period ended June 30, net interest income was $18.3 million in 2006, up 14% from $16.1 million in the same period last year. Noninterest income was $1.7 million in the 2006 second quarter, compared to $1.9 million in the second quarter of 2005; noninterest income increased slightly in the six-month period to $3.6 million, from $3.5 million in 2005.
“While service charges have shown solid growth, our annuity sales and SBA premiums declined in the second quarter,” Cann said. “In addition, gain on sale of mortgage loans also decreased. It’s anticipated that annuities and SBA premiums will pick back up in the second half, although our 2006 noninterest income will not likely improve substantially over last year’s level.”
Noninterest expense was up 4% to $6.4 million in the 2006 second quarter, from $6.2 million in the same quarter last year. For the first half of 2006, noninterest expense was $13.1 million, up 8% from $12.1 million in the first half of last year.
“The increase in second quarter operating expenses was quite moderate compared with last year, and expenses were actually lower on a sequential quarter basis,” said Shields. “However, some additional expenses are expected in the second half of the year due to the opening of our fourth Bellingham branch scheduled for late September.”
The efficiency ratio improved to 58.25% in the second quarter of 2006, compared to 59.83% in the same quarter last year. Return on average equity (ROE) was 16.44% in the second quarter of 2006, compared to 18.24% a year ago. Return on average assets (ROA) was 1.34%, versus 1.37% in the second quarter of 2005.
For the six-month period through June, the efficiency ratio was 59.39% in 2006, versus 61.39% last year. ROE was 17.05%, compared to 17.44% in the first half of 2005, and ROA improved to 1.39%, from 1.32% in the six-month period ended June 30, 2005.
EARNINGS CONFERENCE CALL AND WEBCAST
Management will host a conference call today, July 25, at 11:00 am PDT (2:00 pm EDT) to discuss second quarter results. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2143, or to listen to the call, either live or archived, from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for two months at (303) 590-3000, using access code 11064428#.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, maintenance of the net interest margin, credit quality and loan losses, the efficiency ratio and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) success of the Company’s expansion efforts. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
www.wibank.com

(more)

WBCO — Record Profits in 2Q06
July 25, 2006

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Quarters Ended		Three	Quarter Ended	One
($ in thousands, except per share data)	June 30,	March 31,	Month	June 30,	Year
	2006	2006	Change	2005	Change

Interest Income
Loans	$13,289	$12,407	7%	$10,943	21%
Taxable Investment Securities	111	103	8%	80	39%
Tax Exempt Securities	80	80	0%	79	1%
Other	38	59	-36%	35	9%

Total Interest Income	13,518	12,649	7%	11,137	21%

Interest Expense
Deposits	3,720	3,095	20%	2,359	58%
Other Borrowings	229	150	53%	177	29%
Junior Subordinated Debentures	334	309	8%	260	28%

Total Interest Expense	4,283	3,554	21%	2,796	53%

Net Interest Income	9,235	9,095	2%	8,341	11%

Provision for Loan Losses	800	500	60%	525	52%

Net Interest Income after Provision for Loan Losses	8,435	8,595	-2%	7,816	8%

Noninterest Income
Service Charges and Fees	852	817	4%	771	11%
Income from the Sale of Loans	150	182	-18%	212	-29%
Other Income	678	884	-23%	909	-25%

Total Noninterest Income	1,680	1,883	-11%	1,892	-11%

Noninterest Expense
Compensation and Employee Benefits	3,973	4,276	-7%	3,802	5%
Occupancy and Equipment	891	860	4%	1,096	-19%
Office Supplies and Printing	140	181	-23%	171	-18%
Data Processing	122	82	49%	138	-12%
Consulting and Professional Fees	157	119	32%	15	947%
Other	1,110	1,165	-5%	937	18%

Total Noninterest Expense	6,393	6,683	-4%	6,159	4%

Income Before Income Taxes	3,721	3,796	-2%	3,549	5%
Provision for Income Taxes	1,236	1,244	-1%	1,200	3%

Net Income	$2,486	$2,552	-3%	$2,349	6%

Earnings per Common Share

Net Income per Share, Basic	$0.34	$0.35	-4%	$0.32	5%

Net Income per Share, Diluted	$0.33	$0.34	-4%	$0.31	6%

Average Number of Common Shares Outstanding	7,376,000	7,363,000		7,302,000
Fully Diluted Average Common and Equivalent Shares Outstanding	7,582,000	7,578,000		7,573,000
(more)

WBCO — Record Profits in 2Q06
July 25, 2006

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Six Months Ended		One
($ in thousands, except per share data)	June 30,		Year
	2006	2005	Change

Interest Income
Loans	$25,695	$21,037	22%
Taxable Investment Securities	223	168	33%
Tax Exempt Securities	161	159	1%
Other	88	66	33%

Total Interest Income	26,167	21,430	22%

Interest Expense
Deposits	6,814	4,466	53%
Other Borrowings	378	346	9%
Junior Subordinated Debentures	644	497	30%

Total Interest Expense	7,836	5,309	48%

Net Interest Income	18,331	16,121	14%

Provision for Loan Losses	1,300	950	37%

Net Interest Income after Provision for Loan Losses	17,031	15,171	12%

Noninterest Income
Service Charges and Fees	1,669	1,470	14%
Income from the Sale of Loans	332	384	-14%
Other Income	1,562	1,689	-8%

Total Noninterest Income	3,563	3,543	1%

Noninterest Expense
Compensation and Employee Benefits	8,249	7,233	14%
Occupancy and Equipment	1,751	2,053	-15%
Office Supplies and Printing	321	356	-10%
Data Processing	204	256	-20%
Consulting and Professional Fees	276	318	-13%
Other	2,275	1,930	18%

Total Noninterest Expense	13,076	12,146	8%

Income Before Income Taxes	7,518	6,568	14%
Provision for Income Taxes	2,480	2,176	14%

Net Income	$5,038	$4,392	15%

Earnings per Common Share

Net Income per Share, Basic	$0.68	$0.60	14%

Net Income per Share, Diluted	$0.67	$0.58	15%

Average Number of Common Shares Outstanding	7,369,000	7,276,000
Fully Diluted Average Common and Equivalent Shares Outstanding	7,579,000	7,546,000
(more)

WBCO — Record Profits in 2Q06
July 25, 2006

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands, except per share data)	June 30,	March 31,	Month	June 30,	Year
	2006	2006	Change	2005	Change

Assets
Cash and Due from Banks	$24,543	$22,433	9%	$18,644	32%
Interest-Bearing Deposits with Banks	659	692	-5%	795	-17%
Fed Funds Sold	5,275	8,530	-38%	12,775	-59%

Total Cash and Cash Equivalents	30,477	31,655	-4%	32,214	-5%

Investment Securities Available for Sale	17,945	19,013	-6%	18,224	-2%

FHLB Stock	1,984	1,984	0%	1,984	0%

Loans Held for Sale	867	1,356	-36%	11,339	-92%

Loans Receivable	686,108	651,134	5%	610,698	12%
Less: Allowance for Loan Losses	(9,606)	(9,130)	5%	(8,554)	12%

Loans, Net	676,502	642,004	5%	602,144	12%

Premises and Equipment, Net	20,847	20,591	1%	20,882	0%
Bank Owned Life Insurance	10,736	10,646	1%	10,385	3%
Other Real Estate Owned	—	—	0%	870	N/A
Other Assets	8,662	8,372	3%	7,551	15%

Total Assets	$768,020	$735,621	4%	$705,593	9%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$104,832	$100,537	4%	$99,780	5%
NOW Accounts	149,910	154,170	-3%	147,169	2%
Money Market	90,913	89,086	2%	91,600	-1%
Savings	57,398	56,840	1%	55,618	3%
Time Deposits	276,805	245,373	13%	228,849	21%

Total Deposits	679,858	646,006	5%	623,016	9%

FHLB Overnight Borrowings	2,000	—	N/A	—	N/A
Other Borrowed Funds	5,000	10,000	-50%	10,000	-50%
Junior Subordinated Debentures	15,007	15,007	0%	15,007	0%
Other Liabilities	4,041	4,559	-11%	4,246	-5%

Total Liabilities	705,906	675,572	4%	652,269	8%

Shareholders’ Equity:
Common Stock (no par value)
Authorized 11,822,706 Shares:
Issued and Outstanding 7,423,791 at 6/30/06, 7,409,115 at 3/31/2006, and 7,321,587 at 6/30/05	32,880	32,662	1%	31,779	3%
Retained Earnings	29,354	27,468	69%	21,520	36%
Other Comprehensive Income	(120)	(81)	48%	25	-580%

Total Shareholders’ Equity	62,114	60,049	3%	53,324	16%

Total Liabilities and Shareholders’ Equity	$768,020	$735,621	4%	$705,593	9%

(more)

WBCO — Record Profits in 2Q06
July 25, 2006

ASSET QUALITY (unaudited)		Quarters Ended		Six Month Ended
($ in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,
	2006	2006	2005	2006	2005

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$9,130	$8,810	$8,052	$8,810	$7,903
Indirect Loans:
Charge-offs	(169)	(231)	(116)	(401)	(434)
Recoveries	88	131	120	220	201

Indirect Net Charge-offs	(81)	(100)	4	(181)	(233)

Other Loans:
Charge-offs	(423)	(324)	(88)	(746)	(352)
Recoveries	180	244	61	423	286

Other Net Charge-offs	(243)	(80)	(27)	(323)	(66)

Total Net Charge-offs	(324)	(180)	(23)	(504)	(299)
Provision for Loan Losses	800	500	525	1,300	950

Balance at End of Period	$9,606	$9,130	$8,554	$9,606	$8,554

Net Charge-offs to Average Loans:

Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.34%	0.43%	-0.02%	0.39%	0.48%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.17%	0.06%	0.02%	0.12%	0.03%
Net Charge-offs to Average Total Loans (1)	0.19%	0.11%	0.02%	0.15%	0.10%

	June 30,	March 31,	June 30,
	2006	2006	2005

Nonperforming Assets

Nonperforming Loans (2)	$1,079	$1,599	$2,579
Other Real Estate Owned	—	—	870

Total Nonperforming Assets	$1,079	$1,599	$3,449

Nonperforming Loans to Loans (1)	0.16%	0.25%	0.42%
Nonperforming Assets to Assets	0.14%	0.22%	0.49%
Allowance for Loan Losses to Nonperforming Loans	890.27%	570.98%	331.68%
Allowance for Loan Losses to Nonperforming Assets	890.27%	570.98%	248.01%
Allowance for Loan Losses to Loans	1.40%	1.40%	1.40%

Loan Composition
Commercial	$83,553	$80,667	$84,403
Real Estate Mortgages
One-to-Four Family Residential	51,491	50,095	42,741
Commercial	231,547	223,979	192,127
Real Estate Construction	140,105	120,600	113,391
Consumer
Indirect	96,946	93,900	95,996
Direct	82,037	81,712	81,771
Deferred Fees	429	181	269

Total Loans	$686,108	$651,134	$610,698

(1)   Excludes Loans Held for Sale.
(2)   Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
(more)

WBCO — Record Profits in 2Q06
July 25, 2006

FINANCIAL STATISTICS (unaudited)		Quarters Ended		Six Months Ended
($ in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,
	2006	2006	2005	2006	2005

Revenues (1) (2)	$10,975	$11,048	$10,295	$22,018	$19,786

Averages
Total Assets	$743,987	$712,053	$686,098	$728,773	$672,946
Loans and Loans Held for Sale	670,884	639,742	609,066	655,399	597,573
Interest-Earning Assets	694,835	665,351	633,887	680,173	622,094
Deposits	644,884	619,844	595,701	632,668	582,437
Shareholders’ Equity	$60,651	$58,543	$51,666	$59,603	$50,784

Financial Ratios
Return on Average Assets, Annualized	1.34%	1.45%	1.37%	1.39%	1.32%
Return on Average Equity, Annualized	16.44%	17.68%	18.24%	17.05%	17.44%
Average Equity to Average Assets	8.15%	8.22%	7.53%	8.18%	7.55%
Efficiency Ratio (2)	58.25%	60.49%	59.83%	59.39%	61.39%
Yield on Earning Assets (2)	7.84%	7.75%	7.09%	7.80%	6.99%
Cost of Interest-Bearing Liabilities	2.97%	2.62%	2.09%	2.80%	2.02%
Net Interest Spread	4.87%	5.13%	5.00%	5.00%	4.97%
Net Interest Margin (2)	5.37%	5.59%	5.32%	5.47%	5.27%

	June 30,	March 31,	June 30,
	2006	2006	2005

Period End
Book Value Per Share	$8.37	$8.10	$7.28

(1)    Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.
(2)    Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.
-0-

Note: Transmitted on Business Wire at 3:30 am, PDT on July 25, 2006.